Exhibit 99.01

LETTER OF INTENT

THIS LETTER OF INTENT (the “Letter”) made as of this 3rd day of February 2019 (the “Execution Date”),

BETWEEN:

CBD Extraction Lab (“CBDE”) of________________________________, California

and

MJ Biotech, Inc of 109 East 17th Street, Suite 80, Cheyenne, WY (“MJB”)

(individually the “Party” and collectively the “Parties”)

BACKGROUND:

This non-binding Letter of Intent outlines MJBs intent of purchasing the CBD Hemp Extraction operating business referred to as CBDE.

Purchase Price: $600,000   USD

Term of Escrow:  90 days or sooner.as Agreed to by Both Parties

Purchase Price includes the following:

All Licenses issued by the City and/ or State of California which is currently for the ________ SQFT of the CBD Hemp Extraction Operating Lab.

1.List of all suppliers that provide any material required to produce the CBD oil

2.List of all buyers of the finished CBD oil extract

3.List (Names, Corporate and personal, Address, Email and telephone numbers of all support companies and/ or individuals that have or are- providing tests of the material supplied and the extracted CBD oil. Also list entities that   provide support to help maintain the equipment in the lab –including- but not limited to – that machinery used to produce the CBD oils.

4. A list of all the equipment that is used to produce the CBD oils (initial list attached). Including Model and Manufacturer numbers/repair records/ warranty data/parts suppliers

5.Training as to how to produce the CBD oil, including ordering product to produce CBD oil, testing of the CBD oil and to the delivery of the CBD oil.

6.Assignment of the Lease, and all Utility records for the production location

InitialsMJB_______________CBDE___________________

Subject to:

Evaluation of the Equipment being purchase by an independent third party

Written Verification that there is no debt on the business, nor any lawsuits filed, and or threatened, that there are no regulatory actions field and or pending against the Company

NON-BINDING

This Letter does not create a binding agreement between the Parties and will not be enforceable. Only the future Escrow agreement, duly executed by the Parties, will be enforceable as defined in such by the terms of the Escrow agreement.

Read and agree to as of this date

Date____February 4, __________2019     Date_February 4,_______________2019

By ____/s/Maxine Pierson______________          By ___________________________

Maxine Pierson CEO           Title: __________________________

of MJ Biotech, Inc.